As Filed with the Securities and Exchange Commission on July 3 , 2007 File No.333-141022

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WES CONSULTING, INC.
(Name of small business issuer in its charter)
Florida	2752	59-3581576
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4801 96th Street N.

St. Petersburg, Florida 33708

(866) 766-4367

(Address and telephone number of principal executive offices and principal place of business)

Sanford H. Barber

3310 Stagecoach Trail

Wimauma, FL  33598

(813) 642-8212

(Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707

Telephone: 941-723-7564  Facsimile:  941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock par value $0.01[2]	324,000	$1.00	$324,000.00	$34.67
Total	324,000	$1.00	$324,000.00	$100.00[3]

[1]Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

[2]324,000 shares of common stock relate to the Resale Offering by forty-four (44) selling security holders. This includes 168,000 shares beneficially owned by our current officers, directors and affiliated persons.

[3]Minimum fee pursuant to Securities and Exchange Commission is $100.00

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated July 3 , 2007

WES CONSULTING, INC.

The Securities Being Offered by WES Consulting, Inc. Are Shares of Common Stock
Shares offered by Security Holders:	No Minimum - 324,000 Maximum

The selling security holders named in this prospectus are offering to sell 324,000 shares of WES Consulting, Inc.’s (“WCI”) common stock through this prospectus and are considered “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

WCI’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $1.00 per share for the duration of our offering.

WCI is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of WCI common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual, future decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Resale Offering	$1.00	$324,000.00
Underwriting Discounts and Commissions, Primary and Resale	-0-	-0-
Proceeds to WES Consulting, Inc.	-0-	-0-

The date of this prospectus is July 3 , 2007

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Dealer Prospectus Delivery Instructions

Until                , 2007 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding WES Consulting, Inc. (“Us,” “We,” “Our,” "WCI,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Since inception, WES Consulting, Inc. has engaged in providing consulting services to companies requiring expert guidance and assistance in successfully upgrading and improving their high-volume commercial printing businesses. The primary emphasis has been on global companies involved in printing telephone directories.

WES Consulting, Inc., capitalizing on its expertise, experience and success in the telephone directory printing business, has developed a business plan geared to acquiring existing commercial printing companies strategically located in Latin America and Southeast Asia with the intention of becoming the leading provider of high-volume commercial printing in those markets. To support that intention, the plan includes upgrading the equipment and capabilities of the acquired printing facilities. This expansion will enable us to capture an underserved market. To finance the acquisition and upgrading of these commercial printing companies, management decided that WES would need to become a public company in order to raise additional capital through private sales of its stock or through debt financing.

In addition to providing consulting services to high-volume commercial printers, we also derive some revenue from property management services.  Currently, all of our property management fee revenue is derived from commercial properties owned by the William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. As we expand our commercial printing business we intend to divest ourselves of our property management services.

Our State of Organization	We were incorporated in Florida on February 25, 1999. Our principal executive offices are located 4801 96th St. N, St. Petersburg, Florida 33708. Our phone number is (866) 766-4367.
.
The Offering
Number of Shares Being Offered

The selling security holders want to sell up to 324,000 shares of common stock at $1.00 per share.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  The selling security holders will sell their shares at the fixed price of $1.00 per share for the duration of this offering.  Selling shareholders are underwriters under the Securities Act of 1933.

Number of Shares Outstanding After the Offering	1,200,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Resale Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders must sell at $1.00 for the duration of this offering.

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The Offering (Continued)
Risk Factors

While one of our key Officers/Directors has extensive experience in the commercial printing business, we are at a distinct disadvantage with our competitors. Our competitors have the benefit of more years experience in operations, they have a larger capital base, and our proposed expansion into Latin America and Southeast Asia has no proven background.  Our lack of experience in running a fully operational commercial printing business coupled with our lack of capital and proven track record makes any investment in our company a high risk.

We made no attempt to locate or negotiate with any high-volume commercial print shops or suppliers of personnel, products, equipment or raw materials. We will attempt to locate high-volume commercial print shops and personnel, products, equipment and raw materials if and when we begin to undertake the expansion activity.  Our expansion is dependent on our ability to raise capital through equity or debt financing and we cannot be sure that either will be available on terms favorable to the company.  We do not plan on locating commercial print shops to acquire or with whom to negotiate sub-contract terms, unless or until we are able to secure funding.

You should carefully consider all the information in this Prospectus. In particular, before deciding whether to invest in our Company, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3, which provides information regarding the numerous risks associated with investing in our common stock.

Lack Of Liquidity In Our Common Stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.

Selected Financial Data
	For the Three months Ended March 31, 2007 (Unaudited)	As of December 31, 2006 (Audited)	As of December 31, 2005 (Audited)
Balance Sheet
Total Assets	$24,760.07	$ 21,132.83	$ 18,516.80
Total Liabilities	$5,187.20	$ 56.00	$ 132.80
Stockholders Equity	$19,572.87	$ 21,076.83	$ 18,384.00

Statement of Operations
Revenue	$20,250.00	$ 83,190.36	$ 86,166.58
Total Expense	$21,753.96	$ 92,984.53	$ 73,226.34
Net Income (Loss)	($1,503.96)	($ 9,794.17)	$ 12,940.24

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1) We may not be able to achieve our expansion objectives since we do not have adequate capital for expansion and may have to suspend or cease expansion activity.

Our current revenue is derived solely from our consulting business and property management. If we do not raise additional capital through private sales of our stock or debt financing, we believe we will be unable to conduct expansion activity to acquire commercial printers. In the event we are unable to raise additional capital we may have to cease expansion plans and anyone purchasing shares of our stock would be at risk of losing all or a part of their investment.

(2) We have an operating history that includes net income as well as losses. We expect this trend to continue into the future. As a result, we may have to suspend or cease operations should losses exceed our income and our ability to raise additional capital.

Since we incorporated in 1999, we have generated revenues; however, we have not generated any significant profits and we have generated losses. We have limited history upon which you can evaluate the likelihood of our future success or failure. Our ability to achieve profitability and positive cash flow in the future is dependent upon

•

our ability to generate revenues,

•

our ability to reduce costs,

•

our ability to raise capital through private stock sales or debt financing, and

•

our ability to acquire and successfully manage commercial print shops in Latin America and Southeast Asia.

Based upon current plans, we expect to incur operating losses in the near future. This will happen because there are expenses associated with the expansion of our business, including the acquisition of commercial print shops in Latin America and Southeast Asia. We cannot guarantee we will be successful in generating revenues necessary to be profitable in the future and pay a dividend to our shareholders.

(3)  Because we are planning to expand into the Latin America and Southeast Asia print markets, our revenue will be subject to the fluctuations in the exchange rates.

Fluctuations in the currency markets will affect our revenues and earnings. The difference in currency rates may also affect the cost of our products to manufacture our final product. Failure to generate revenues may cause us to stop our expansion, and purchasers of our shares may not have any liquidity for their investment.

 (4) We have generated revenue as a consulting business, but we may never generate substantial revenues or be profitable in the future once we move into the high-volume commercial printing business.

We have generated revenue as a commercial printing consulting company, while we developed our plan to change our method of operations.  Our business plan is geared to acquiring existing commercial printing companies strategically located in Latin America and Southeast Asia with the intention of becoming the leading provider of high-volume commercial printing in those markets.  However, we do not know if we will generate revenue as a commercial printing business.  Accordingly, investors will be at risk of losing some or all of their investment.

(5) We are dependent on key persons with no assurance that they will remain with us: losing such key persons could mean losing revenue.

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Our success will depend to a great extent on retaining the continued services of our President/Director, Sanford H. Barber and our Vice-President/Director, William E. Snell, Jr.  Either Mr. Barber or Mr. Snell may not remain with the corporation due to the lack of an employment contract. If we lose our key persons, our business may suffer. We depend substantially on the continued services and performance of Messrs Barber and Snell to generate profits and investors will be at risk to lose some or all of their investment in the event either of them leaves our company.

(6) Our competitors have greater financial, marketing and distribution resources than we do, and, if we are unable to compete effectively with our competitors, we will not be able to increase revenues or generate profits.

The market for high-volume commercial printing services is intensely competitive. Our consulting experience to date has shown the difficulty of penetrating the global commercial printing market. Large commercial printers do not want to deal with small independent providers of printing services without a proven relationship.  Developing these relationships is difficult without personal contacts to provide the necessary introductions to management. Our ability to increase revenues and generate profits is directly related to our ability to acquire commercial print shops in Latin America and Southeast Asia. We face competition from competing companies in this same market that have financial, marketing, and distribution resources greater than we have. These greater resources could permit our competitors to implement extensive advertising and promotional programs, which we may not be able to match. There is a high risk that we will not be able to compete successfully in the future.

(7) There are relationships within the commercial printing industry that must be maintained, and any interruption in these relationships could have a significant effect on our ability to compete effectively.

Our Vice-President, William E. Snell, Jr., has operated our company since inception. His contacts in the printing industry are critical to our future success; we are targeting the same business segment of the market as we did previously but as a high-volume commercial printer rather than merely as a consultant. We are reliant upon his contacts as a source of future clients. Should he fail to maintain these relationships or if there is any disruption in these critical business relationships, we will have a difficult time generating new contacts and thereby, a difficult time competing effectively. It is his strong personal relationships with customers that must be maintained or the risk of loss of business is great. Presently we have not acquired any commercial printing contracts nor have we begun discussions to acquire a commercial printer.

(8) We may not be able to acquire the high-volume commercial print shops and the personnel, supplies and materials we need to begin expansion, which could cause us to delay or suspend activity.

We have made no attempt to locate or negotiate with any high-volume commercial print shops or suppliers of personnel, products, equipment or raw materials. We will attempt to locate high-volume commercial print shops and personnel, products, equipment and raw materials if and when we begin to undertake the expansion activity, which is expected in the third quarter of 2007 but no later than January 31, 2008. Competition and unforeseen limited availability of high-volume commercial print shops available for acquisition could have material adverse affects on our profitability. If we cannot acquire the commercial print shops suitable for high-volume printing that we need, or the requisite personnel, products, equipment, and raw materials, we will have to suspend our expansion plans until we can accomplish such acquisitions, which suspension could cause investors to lose all or a part of their investment.

(9)  Although we may acquire the requisite high-volume commercial print shops and operate successfully, we are targeting a market that may be susceptible to political unrest which could cause us to suspend or discontinue operations.

Our business plan is to acquire high-volume commercial print shops and personnel, products, equipment and raw materials in Latin America and Southeast Asia.  The governments in these areas are not as stable as the United States and may be susceptible to political uprising or conflict.  Under these circumstances, we might be forced to suspend or discontinue our operations until stability returns to the region.  Such suspension or discontinuance would likely cause investors to lose all or part of their investment.

(10) No matter how much money is spent on expansion, the risk is that we might never develop sufficient new clients to be profitable.

Over the coming years, we might expend considerable capital on expansion of Wes Consulting without developing sufficient new clients. It is very likely that such capital will probably be lost. No matter how much money is spent on the expansion, we might never be able to find a sufficient number of new clients to be profitable and investors will be at risk to lose all or a part of their investment.

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(11) Small public companies are inherently risky and we may be exposed to market factors beyond our control. If such events were to occur it may result in a loss of your investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies and regulations that will be costly to meet.  Our present officers and directors do not have any experience in managing a fully reporting public company so we may be forced to obtain outside consultants to assist with our meeting these requirements.  These outside consultants may be expensive and may directly influence our ability to be profitable.  This will make an investment in our company a highly speculative and risky investment.

Risks Associated with this Offering

(12) There is no public market for our shares, and there is no assurance that one will develop due to the limited demand for stocks in the business services we offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this registration, there has been no established trading market for our securities, and we do not know that a regular trading market for our securities will develop after completion of this resale offering. Our shareholders are offering shares for sale in a company that has very limited offering of consulting services to the printing industry. Due to the limited consulting services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to file an application with the National Association of Securities Dealers (“NASD”) for quotation on the “OTCBB” (“Over-the-Counter Bulletin Board”). We do not know if such quotation will be obtained or if an established market for our common stock will be developed.

(13) Because it may be difficult to effect a change in control of Wes Consulting, Inc. without current management consent, management may be entrenched even though stockholders may believe other management may be better and a potential suitor who may be willing to pay a premium to acquire us may not attempt to do so.

Sanford H. Barber, President and Director, currently holds approximately 54.0% of our outstanding voting stock.  If Mr. Barber chooses to keep all or most of his stock during this offering, Mr. Barber could retain his status as controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Barber has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(14) The possible sales of shares of common stock by our selling security holders may have a significant adverse effect on the market price of our common stock should a market develop.

We are registering 324,000 shares of common stock owned by the selling security holders with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital in the future through the sale of our stock in private transactions may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(15) Our lack of business diversification could result in the devaluation of our stock if our revenues from our primary products decrease.

We expect our business to consist of providing consulting services to companies that print telephone directories and operate high-volume commercial printing companies strategically located in Latin America and Southeast Asia. We do not have any other lines of

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business or other sources of revenue if we are unable to compete effectively in the marketplace. While our lack of diversification has not hurt our profitability in the past, our change in our method of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(16) There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the company.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(17) Investors may never receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(18) Without a public market there is no liquidity for our share, and our shareholders may never be able to sell their shares, which may result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter-Bulletin-Board (“OTCBB”) whereby:

•

We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel; and

•

We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it will take us between nine to twelve months to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

(19) Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•

Potential investors’ anticipated feeling regarding our results of operations;

•

Increased competition;

•

Our ability or inability to generate future revenues; and

•

Market perception of the future of development of high-volume commercial printing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

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(20) We anticipate the need to sell additional authorized shares in the future.  This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in Wes Consulting.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in Wes Consulting is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(21) Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell Wes Consulting Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

 A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by WES Consulting, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

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an abrupt economic change resulting in an unexpected downturn in demand;

•

governmental restrictions or excessive taxes on our products;

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over-abundance of companies supplying commercial printing products and high-volume printing services;

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economic resources to support the retail promotion of new products and services;

•

expansion plans, access to potential clients, and advances in technology; and

•

lack of working capital that could hinder the promotion and distribution of products and services to a broader based business and retail population.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 324,000 of our outstanding shares of common stock will be eligible for resale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The resale offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

•

Our lack of operating history,

•

Our relative cash requirements, and

•

Our management expertise.

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DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 324,000 of the 1,200,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, may sell their shares at the fixed price of $1.00 per share during the duration of this offering. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete[2]	Position, office or other material relationship to the company within last three years
Sanford H. Barber	648,000	54.00%	36,000	51.00%	President, Director
Carol B. Barber	6,000	0.50%	6,000	0.00%	Secretary, Director and Wife of Sanford H. Barber
Darcy Fox	6,000	0.50%	6,000	0.00%	Stepdaughter of President
Andrea Johnson	6,000	0.50%	6,000	0.00%	Daughter of President
Leah Barber-Heinz	6,000	0.50%	6,000	0.00%	Daughter of President
Eric Heinz	6,000	0.50%	6,000	0.00%	Son-in-law of President and Husband of Leah Barber-Heinz

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Amy Person	6,000	0.50%	6,000	0.00%	Ex-Wife of President
Thomas Burress	6,000	0.50%	6,000	0.00%	Director and Brother-in-law of President
Kathryn Burress	6,000	0.50%	6,000	0.00%	Sister-in-law of President and Wife of Thomas Burress, Director
William E. Snell, Jr.	300,000	25.00%	36,000	22.00%	Vice President, Director
Allison B. Snell	6,000	0.50%	6,000	0.00%	Treasurer, Director, and Wife of Vice President
Mildred E. Snell	6,000	0.50%	6,000	0.00%	Mother of Vice President
Susan Mauro	6,000	0.50%	6,000	0.00%	Daughter of Vice President
John Mauro	6,000	0.50%	6,000	0.00%	Son-in-law of Vice President and Husband of Susan Mauro
Julie O’Loughlin	6,000	0.50%	6,000	0.00%	Daughter of Vice President,
John O’Loughlin	6,000	0.50%	6,000	0.00%	Son-in-law of Vice President and Husband of Julie O’Loughlin
William Snell, III	6,000	0.50%	6,000	0.00%	Son of Vice President
Paula Snell	6,000	0.50%	6,000	0.00%	Daughter-in-law of Vice President and Wife of William Snell, III
Phil Tirado	6,000	0.50%	6,000	0.00%
Tabitha Tirado	6,000	0.50%	6,000	0.00%
Robert Heinz	6,000	0.50%	6,000	0.00%
Sandy Reigel	6,000	0.50%	6,000	0.00%
Adriano Alcoz	6,000	0.50%	6,000	0.00%
Kim Turner	6,000	0.50%	6,000	0.00%
Audra Latham	6,000	0.50%	6,000	0.00%
Max Wilson	6,000	0.50%	6,000	0.00%
John J. Piazza	6,000	0.50%	6,000	0.00%
Scott R. Bills	6,000	0.50%	6,000	0.00%
Ted Thompson	6,000	0.50%	6,000	0.00%
Sherrie J. Long	6,000	0.50%	6,000	0.00%
Brenda Nelson Horn	6,000	0.50%	6,000	0.00%
Keith Brown	6,000	0.50%	6,000	0.00%
Barbara Brown	6,000	0.50%	6,000	0.00%
David Lee Wilkerson	6,000	0.50%	6,000	0.00%
Mary B. Wilkerson	6,000	0.50%	6,000	0.00%
Terry Burns	6,000	0.50%	6,000	0.00%
Jack Cash	6,000	0.50%	6,000	0.00%
Robert D. Brinley	6,000	0.50%	6,000	0.00%
Richard Leach	6,000	0.50%	6,000	0.00%
Rebecca Lazo	6,000	0.50%	6,000	0.00%
Anthony J. Morrison	6,000	0.50%	6,000	0.00%
Tina M. Morrison	6,000	0.50%	6,000	0.00%
Theresa Mary Gaud.	6,000	0.50%	6,000	0.00%
Vincent LaFrazia	6,000	0.50%	6,000	0.00%
Totals:	1,200,000	100.00%	324,000	73.00%

1 On August 22, 2006 the par value of the stock was changed from $0.10 to $0.01, resulting in an increase in the number of shares being held by all the shareholders.  In addition, on December 6, 2006, the Board of Directors approved of a forward stock split of 20:1 resulting in another forward increase in the shareholders’ shares.

[2] The percentage held in the event the Selling Security Holders sell all of their 324,000 shares in the Resale Offering.

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All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices for the duration of this offering. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President, Sanford H. Barber and Vice President, William E. Snell, Jr. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President and Vice President. Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our company.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

Each selling security holder that sells shares in a privately negotiated transaction will furnish the purchaser of the shares a copy of this prospectus.

The sales price to the public is fixed at $1.00 per share for nine months after our registration statement is declared effective.  In the event the shares of our common stock are traded on the OTCBB or other such exchange prior to the nine-month period, the shares will continue to be sold at the fixed price of $1.00 per share.  Although we intend to apply to have our common stock traded on the OTCBB, a public market for our common stock may never materialize.

Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of December 31, 2006, we have expended approximately $10,975 of the estimated $46,100 cost of this offering. We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. We have disclosed our selling security holders as underwriters as defined in the 1933 Securities Act, as amended and therefore they may not rely on the

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provisions of Rule 144 in selling their securities.  In particular, during such times as the selling security holders are deemed to be engaged in a distribution of the common stock, and therefore are considered to be an underwriter, they must comply with applicable law and may, among other things, be required:

•

Not to engage in any stabilization activities in connection with our common stock;

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Sanford H. Barber	57	President/CEO/CFO/Chairman of the Board of Directors[1]
William E. Snell, Jr.	66	Vice President/Director[2]
Carol B. Barber	58	Secretary/Director[3]
Allison B. Snell	63	Treasurer/Director[4]
Thomas E. Burress	60	Director[5]

[1] This is the first Directorship of a reporting company held by Mr. Barber.

[2] This is the first Directorship of a reporting company held by Mr. Snell.

[3] This is the first Directorship of a reporting company held by Ms. Barber.

[4] This is the first Directorship of a reporting company held by Ms. Snell.

[5]This is the first Directorship of a reporting company held by Mr. Burress.

Background of Executive Officers and Directors

- Sanford H. Barber has served as our President/Chairman of the Board of Directors since January 4, 2006. He earned his BS degree in Business Administration and Accounting from University of Florida in 1975. With more than twenty-five years of accounting experience, Mr. Barber owned and operated his own public accounting firm for fifteen years, providing accounting, tax, and

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consulting services to various types of businesses. He also was very successful in assisting his clients in the analysis of business acquisitions, mergers and sales.

Since 1999, Mr. Barber has been the Managing Member of Barber Consulting, LLC, where he provides accounting, tax, and consulting services.  From 1983 to 1999, Mr. Barber was president of Barber & Company, a public accounting firm, which he founded and which offered accounting, tax, and consulting services.  He managed the staff and handled all human resource matters. Through his marketing skills, the practice increased annual revenues from $0 to $400,000.

Mr. Barber worked at Waltman & Associates, from 1978 to 1983, where he worked his way up the management ladder from a junior staff position to Vice President and Chief Operating Officer.  Under his management, the practice grew from three to ten employees and from $125,000 to $700,000 in annual revenues.  From 1976 to 1978, Mr. Barber worked as a junior accountant in New York, NY, at Person & Co., CPA’s.

- William E. Snell, Jr. has served as our Vice-President and as a Director since January 4, 2006. He graduated from the University of South Florida in 1968 with a BA in Industrial Management and attended the Advanced School of Business, a Harvard University Summer Program, in 1978.  He is an accomplished executive with over 38 years experience across a number of Industries including, packaging, printing, and general manufacturing.  With this background, Mr. Snell provided management and consulting services for numerous companies and clients requiring expert guidance and assistance in successfully upgrading and improving their high-volume commercial printing businesses.

Prior to January 4, 2006 and since February 25, 1999, Mr. Snell was majority owner and president of Wes Consulting.  He provides printing-technology and business-management consulting to clients in the telephone-directory publishing and printing industry.  Contract clients include Verizon Information Services, NTT Quaris and NTT Directory Services of Japan. Project clients include Bell South; Stevens Graphics; Graphic Micro Systems; Koenig & Bauer; Trejos Hermanos Sucesores S.A, San Jose, Costa Rica; Ramallo Bros. Printing, Inc., San Juan, Puerto Rico; and others as directed by contract clients.

In 1990 to 1994 and again in 1996 to 1999, Mr. Snell worked for ITT World-Wide Directories and provided technology transfer and business management consulting to NTT Directory Services and the companies that printed telephone directories for NTT in Japan.  As a result of the projects he proposed and guided through implementation, NTT directory manufacturing costs were reduced by $56.0 million per year.  Projects included:

•

Introduction to Japan of wide web printing technology and the first non-Japanese press machine for directory.

•

Increasing speed and production on press from 32 pages at 450 revolutions per minute to 128 pages per revolution at 800 revolutions per minute.

•

Introduced Swiss binding technology to the NTT printing system that increased binding speeds from 85 books per minute to 210 per minute.

•

Introduced and implemented computer to plate technology to the NTT system.

•

Introduced and implemented panorama printing plates to Japan.  Panorama plates increased pages per plate from 16 to 64.

•

Introduced and implemented long run plates to Japan.  This increased run length of plates from less than 200,000 copies to over 1 million.

From 1994 to 1996 Mr. Snell was Vice President at Crown Cork & Seal, Inc.  Here he was responsible for the operations through profit and loss of 47 Can Manufacturing Plants across the United States, Canada, and Mexico.  These plants manufactured food, aerosol, and general line containers.  I also was responsible for Lithography technology worldwide for the company.

From 1987 to 1990, Mr. Snell was President and Chief Operating Officer for North American Directories Corporation.  As such, he was responsible for Sales, Marketing, and Operations for the company.  NADCO printed telephone directories for the northeastern Untied States. During this time, his major accomplishments included building a new state of the art printing plant in Pennsylvania and turning around a chronic customer service problem with Bell Atlantic.

Mr. Snell was President of Stevens Graphics, Inc. Directory and Catalog Division from 1980 to 1987. He was responsible for the operations of a two-plant division that produced telephone directories and other printed products.

- Carol B. Barber has served as our Secretary and as a Director since January 4, 2006. Ms. Barber is a public relations and marketing consultant with Barber Consulting, Inc. She began doing consulting work after retiring from Allstate Insurance Company in 2006 following a thirty three (33) year career with that company. During her Allstate career she held numerous positions including

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Operations Manager, Training and Development Manager, Compliance Manager, and Corporate Relations Manager. She currently offers internal and external communication expertise to small and medium size companies, specializing in community focused initiatives and implementing and/or upgrading internal publications. She also consults on company Internet and intranet projects.

- Allison B. Snell has served as our Treasurer and as a Director since January 4, 2006. Ms. Snell came out of retirement to accept the Treasurer position at Wes Consulting.  Prior to her retirement, she had her own home based secretarial business from 1985.  From 1964 through 1985, Ms. Snell held various secretarial positions in several industries and companies including Castle Plumbing and Lipton Tea.

- Thomas E. Burress has served as a Director since January 4, 2006. Mr. Burress, a retired school teacher, is currently the owner/operator of Brooker Creek Nursery, a wholesale nursery specializing in tropical plants. He has been in operation for twenty-five years and is well known in the local nursery industry.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of April 30, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1,2]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Sanford H. Barber 3310 Stagecoach Trail Wimauma, FL 33598	648,000	612,000	54.00%	51.00%
Common Stock	Carol B. Barber 3310 Stagecoach Trail Wimauma, FL 33598	6,000	0	0.50%	0.0%
Common Stock	William E. Snell, Jr. 492 Harbor Dr. N. Indian Rocks Beach, FL 33785	300,000	264,000	25.00%	22.00%
Common Stock	Allison B. Snell 492 Harbor Dr. N. Indian Rocks Beach, FL 33785	6,000	0	0.50%	0.0%
Common Stock	Thomas E. Burress 18805 Brooker Creek Drive Odessa, FL 33556	6,000	0	0.50%	0.0%
Common Stock	All Executive Officers and Directors as a Group (1)	966,000	876,000	80.50%	73.00%

[1] The percentages assume the selling security holders sell the entire 324,000 shares being registered.

[2] All of the figures presented in table 3.0 above have given retroactive effect to the 20:1 forward stock split that occurred on December 6, 2006.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 175,000,000 shares of common stock, $0.01 par value per share, of which 1,200,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2004, 2005 and 2006 respectively. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 324,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 100 2nd Avenue South, Suite 300N, St. Petersburg, Florida, 33701, to act as transfer agent and registrar.

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INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, he has no direct or indirect interest in us. Mr. Drake's report is given based on his authority as an expert in accounting and auditing.  Randall N. Drake, C.P.A. has provided audited financials for WES Consulting, Inc. for December 31, 2005 and December 31, 2006.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct or indirect interest in us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of WES Consulting, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on February 25, 1999 under the name WES Consulting, Inc.  The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.  In the event we do not raise additional capital through the primary offering we will seek funds from private sources.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business other than the following:

•

The Company currently derives all of its property management fee revenue from commercial properties owned by the William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. The Company leases its principal business location at 4801 96th St. N, St. Petersburg, Florida on a month-to-month basis from the same related entity. The monthly rent of $250.00 is considered by management to be at fair market value for the space being provided.

•

The Company has provided a loan to a shareholder, William E. Snell, Vice President and Director of the Company.  This loan currently totals $2,224.34, is interest-free, and due and payable upon demand by the Company.

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DESCRIPTION OF BUSINESS

Business Development

WES Consulting, Inc. was incorporated on February 25, 1999 under the laws of the State of Florida. William E. Snell Jr. was majority owner and president of the organization at that time. With his thirty-five-plus years of experience in manufacturing and printing, he has provided management and consulting services for numerous companies and clients.

Additionally, to supplement the revenue of the company, we provide property management services for one client.  This client is directly related to one of our key shareholders.  It is not our intention to remain in the property management business.  As we expand our services in the commercial printing industry, we will divest ourselves of the property management services.  Our property management services primarily consist of leasing space in the building(s), securing proper building maintenance, and, when necessary, arranging for repairs.

Since inception, WES Consulting, Inc. has engaged in providing consulting services to companies requiring expert guidance and assistance in successfully upgrading and improving their high-volume commercial printing businesses. The primary emphasis has been on global companies involved in printing telephone directories.

WES is currently providing these services to NTT Quaris of Tokyo, Japan. Previous agreements with other entities have been executed and finalized, leaving one consulting contract with NTT Quaris of Tokyo.  At the present time NTT Quaris is our only client.  Our agreement with NTT is oral and may be terminated by either party at will.  The services we provide NTT are those primarily related to consulting regarding current editions of their telephone directories.

We demonstrate to clients and potential clients how acquiring and utilizing state of the art commercial printing machinery and innovative software can enable a printing company to improve both output and profit. We demonstrate the cost effectiveness of investing in presses and software that are intended to improve quality and efficiencies thus supporting a major reduction in the use of traditional cost intensive operating practices. The investment in shaft-less presses, hybrid printing presses, web-offset machines, variable sleeve offset printing, online media and other high performance presses can position these companies to offer superior products at reduced costs. These improvements dramatically affect the printing company’s ability to compete in their marketplace.

On January 4, 2006, WES initiated a plan of recapitalization. At that time the business plan was changed to include the intention to acquire existing commercial printing companies. To accomplish this, we brought in additional investors to the company.  On January 4, 2006 Mr. Snell had forty-five (45) of his original shares reacquired by the company and returned to the authorized-but-unissued shares.  Mr. Sanford H. Barber, the brother-in-law of William E. Snell Jr., then purchased forty-five (45) shares at $.10 per share, paid for with a $4.50 check.  During the recapitalization of the company Amended and Restated Articles of Incorporation were filed changing the authorized capital stock and the par value from $.10 to $.01 per share.  As a result of this change in par value, the number of shares held by William Snell increased to fifty (50) and the number of shares held by Mr. Sanford H. Barber increased to four hundred fifty (450).

With more than twenty-five years of accounting experience, Mr. Barber owned and operated his own public accounting firm for fifteen years, providing accounting, tax, and consulting services to various types of businesses. He also was very successful in assisting his clients in the analysis of business acquisitions, mergers and sales. The Board of Directors determined that his skills in these areas would provide the perfect complementary services to the company. Mr. Barber was brought in as an unpaid consultant and shareholder on January 4, 2006.

As discussed above, during the January recapitalization, Mr. Barber became majority shareholder by acquiring 90% (45 shares) of the authorized stock. William E. Snell Jr. retained 10% (5 shares) of the authorized stock. Sanford H. Barber was subsequently elected President, William E. Snell Jr. was elected Vice President, Allison Snell was elected Treasurer, and Carol B. Barber was elected Secretary.

Mr. Barber and Mr. Snell developed the new business plan for WES Consulting, Inc. capitalizing on their respective expertise, experience and success in their fields. The new business plan is geared to acquiring existing commercial printing companies strategically located in Latin America and Southeast Asia with the intention of becoming the leading provider of high-volume commercial printing in those markets. To support that intention, the plan includes upgrading the equipment and capabilities of the acquired printing facilities. This investment will enable us to capture an underserved market. It will position us to offer options that

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are not currently available in the commercial printing industry in these markets. Based on his experience in Japan and Central America, Mr. Snell believes that there is high potential for success in both Latin America and Southeast Asia.

To finance the acquisition and upgrading of these commercial printing companies, we decided that we would need to become a public company in order to raise additional capital.

We amended the Articles of Incorporation on August 22, 2006, changing the par value of the stock and increasing the total authorized capital stock to 175,000,000 shares.  On September 28, 2006, Sanford H. Barber acquired 31,500 shares and William E. Snell Jr. acquired 14,900 shares.  Shares acquired by Mr. Barber and Mr. Snell were paid for at par value of $0.10 per share.

On October 1, 2006, we initiated the sale of shares of stock to new investors.  Prior to each investor purchasing their shares President Sanford H. Barber or Vice President William E. Snell Jr. advised each new purchaser that WES Consulting, Inc. currently owns no printing companies.  They were advised of the new business plan, which includes expansion through the acquisition of existing commercial printing companies in Latin America and Southeast Asia. Each new investor knew the facts as explained to them and then chose to invest on the basis that prior success had been demonstrated by our President and Vice President.  There were forty-two (42) new investors who purchased 12,600 shares at $0.01 per share.

We currently have no employees other than William E. Snell, Jr., Vice President. There is currently one consulting project with NTT Quaris of Tokyo, Japan.  This project is performed on a yearly basis with no written agreement.  Work may be terminated by either party with notice to the other.  Mr. Snell provides the necessary labor to perform the services required under this contract. Our business plan does not include additional employees at this time. Mr. Snell’s vast experience, knowledge, and industry recognition as an innovative expert will be relied on until experienced candidates are recruited.  Our President, Sanford H. Barber, brings more than twenty five years of public accounting experience and expertise to the company. His success in helping his clients improve operations, reduce costs and maximize business value is a well known fact in the markets he serves.  He will be responsible for all financial projections and services. The business plan will eventually be amended to include additional employees, recruited using industry networking and associations. Additionally, it is anticipated that key employees of companies targeted for acquisition will be retained or recruited.

Our Business

(1) Principal Products or Services and Their Markets

Our primary focus is the acquisition and upgrading of commercial printing companies in Latin America and Southeast Asia. The companies we seek are those located in underserved markets. Targeted companies will include those with clients who require high-volume and high-quality specialty printing. Companies who would benefit tremendously by utilizing a printing company that offers shaft-less presses, hybrid printing presses, web-offset machines, variable sleeve offset printing, online media and other high performance presses. While the physical plant will be located in these geographical areas, customers can be solicited in the global marketplace. Today’s technology supports global and off-shore business relationships.

 (2) Distribution Methods of the Services

The primary delivery of our services will be through our office location in St. Petersburg, Florida. President Sanford H. Barber will have the primary responsibility of locating appropriate acquisition targets. It is his vast knowledge and resources in this area that will increase the company’s chances at success. Vice President William E. Snell Jr.’s primary responsibility will be to evaluate the target company’s facilities, equipment and potential using his many years of experience in the global printing environment.  While we currently do not have an Internet presence, in the future, during and after expansion activities, we anticipate using the Internet for advertising to our foreign markets.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Instead, we have chosen to refine and enhance the services that fall within our capability.

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(4) Our Competition

In order to compete effectively in the high-volume commercial printing industry a company must understand and then respond to the needs of the customers. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added, or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

While our methods of operation in the new business plan have not been proven successful, we are building upon our President and Vice President’s limited successes. In our President’s accounting and consulting practice, we believe he has had the opportunity, however limited, to analyze potential acquisitions and their potential for profit.  We believe we will be able to capitalize on this limited experience for the benefit of the Company.  As a result of Mr. Barber’s experience in business acquisitions and the fact that he has assisted many clients, we plan on taking advantage of this experience.  Over his years of practice Mr. Barber has had to assist clients in the analysis of business acquisitions, merger and sales.  It is his attention to detail in these transactions to maximize a client’s return on investment that we believe will serve our needs well.  In our Vice President’s many years working in the printing industry, both as an operational manager and as a consultant to large commercial printing companies, we believe he has obtained the requisite knowledge to evaluate the equipment and facilities of targeted acquisitions and assess their growth potential.  He has successfully guided companies in the determination of hardware deficiencies, operational opportunities, and cost challenges. He as provided consulting services from machinery purchase through installation and helped implement cost savings in both operational costs and human resources. His excellent reputation in the industry has allowed him to forge solid business relationships with leading companies that supply printing equipment and software. He has built a vast network of printing industry contacts and a reputation as a leader in innovation and success.

 (5) Sources and Availability of Raw Materials

The proximity, availability and cost of paper in Latin America and Southeast Asia were a deciding factor in our decision to focus our acquisition plans in these geographic areas.

At this time we do not see a critical dependence on any supplier(s) that could adversely effect our operations.

(6) Dependence on Limited Customers

At the present time we have just one (1) client, NTT Quaris.  After expansion, we anticipate that we will not have to rely on any one or a limited number of customers for our business. We expect to increase our customer base once our business plan is implemented. While our target markets are limited, we may rely on just a few printing company acquisitions due to the underserved nature of those markets.

 (7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

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We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

 (8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. Local government rules may dictate the usage of a specific building we may wish to acquire.

 (9) Government Regulation

As a company specializing in consulting services we are subject to a limited variety of local, state, and federal regulations.

While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our services and activities are subject to local business licensing requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry as they pertain to the Internet, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us.  While we currently do not have an Internet presence, in the future, during and after expansion activities, we may consider using the Internet for advertising to our foreign markets.  Regulation of the Internet that would cause usage fees for revenue generated by a company in a different country could increase our tax liabilities by causing taxation in multiple countries where we will conduct business.  The laws and regulations applicable to the Internet and to our services are evolving and unclear and, thus, there is potential that new laws could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

 (10) Research and Development During Last Two Fiscal Years

During the last two fiscal years no money was spent on research and development. We have, however, spent minimal monies on Internet research and development. We have also conducted business travel that provided the opportunity to investigate the feasibility of initiating our new business plan.

 (11) Cost and Effects of Compliance with Environmental Laws

As a consulting company, we are not subject to any federal, state or local environmental laws.

(12) Our Employees

As of January 1, 2006, we have one full time employee, William E. Snell, Jr.  As our Vice-President, Mr. Snell currently provides the labor necessary to support the operation, and is paid on an irregular basis as cash flow permits.  We currently have no key employees, other than Mr. Snell our Vice-President/Director. Mr. Snell is not receiving pay or other stock benefits for his performance. Beginning on April 1, 2007 Mr. Snell declined to take any further salary until the company generated more revenue and profits. There are no key consulting contracts with any individuals or companies at this time.

We do not believe that there is a critical need for a specific type of candidate we would use in our business.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-

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800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our Company currently has two (2) different revenue streams.  Our primary source of revenue is from our commercial printing consulting services.  Our revenues from these services have remained relatively constant at approximately $60,000.00 per year.  Our secondary revenue source is our property management services.  These services are provided to a Trust, the Trustee of which is related to our Vice President.  These fees are more subject to change at any time in the future due to the nature of the relationship between our company and the related party.  While we have seen an increase of approximately thirteen percent (13%) from 2005 to 2006 we do not expect this increase-per-year to continue.

We are an operating company that is seeking to expand its operations. We have an operating history and have generated revenues from our activities that have produced both net incomes and losses. We have yet to undertake any expansion activity. As our company is considered to be in the early stages of business and there is no reasonable likelihood that increased revenues can be derived from our expansion in the foreseeable future, we consider that our operations will require us to retain management personnel that can lead the company in its expansion.

Our Board of Directors believes there is substantial doubt that we can expand our operations as well as continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expansion of operations. This is because we have not generated sufficient profits to cover our expansion. Accordingly, we must raise cash from sources other than our operations. Our only other source for cash at this time is investment by others in the Company. We must raise cash to implement our planned expansion of acquiring existing commercial printing companies in Latin America and Southeast Asia.

Our future financial success will be dependent on the success of our expansion. Such expansion may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any expansion is largely dependent on factors beyond our control such as the market for our high-volume commercial printing services.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the period ended March 31, 2007 and the years from 2005-2006.

Table 4.0 Revenues, Expenditures and Net Income

YEAR	REVENUE	EXPENSES	NET INCOME (LOSS)
March 31, 2007	$ 20,250.00	$ 21,753.96	$ (1,503.96)
2006	$ 83,190.36	$ 92,984.53	$ (9,794.17)
2005	$ 86,166.58	$ 73,226.34	$ 12,940.24

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Results of Operations for the Period Ended March 31, 2007

Results of operations for the first quarter 2007 (quarter ending 3/31/07) were consistent with recent quarters and were as expected.

First quarter 2007 operating results were comparable to the same period in 2006 in all material respects except for Professional Fees expenses and Salaries expense. A professional fee of $5,000 was incurred for retaining an Auditor. Part of this increase in professional fees expense was offset by a decrease in tax preparation fees. The tax preparation task was brought in-house in late 2006. Salaries decreased from the first quarter 2006 as compared to the first quarter 2007 due to our Vice President and sole employee, William E. Snell taking less salary.  The following Table 5.0 reflects a comparative view of our line item expenditures for the periods March 31, 2006/2007.

Table 5.0 Income Statement Comparison March 31, 2006 and 2007

	March 31, 2007	March 31, 2006	$	%
			Change	Change

Revenue:
Consulting Income-NTT Quaris	$15,000.00	$15,000.00	$0.00	0.00%
Property Management Fees-From
Related Parties-Notes C & D	5,250.00	4,950.00	300.00	6.06%
Total Revenue	20,250.00	19,950.00	300.00	1.50%
Operating Expenses:
Auto Expense	210.00	482.40	(272.40)	-56.47%
Bank Service Charges	21.00	15.00	6.00	40.00%
Depreciation Expense	189.91	171.45	18.46	10.77%
Dues & Subscriptions		5.95	(5.95)	-100.00%
Internet & Computer	164.85	164.85	0.00	0.00%
Office Expense/Supplies		275.33	(275.33)	-100.00%
Postage	83.80	19.96	63.84	319.84%
Professional Fees	5,075.00	1,018.00	4,057.00	398.53%
Rent-Notes C & D	750.00	750.00	0.00	0.00%
Salaries	14,000.00	15,500.00	(1,500.00)	-9.68%
Taxes	1,149.40	1,414.15	(264.75)	-18.72%
Travel Expenses		194.73	(194.73)	-100.00%
Telephone	110.00	152.44	(42.44)	-27.84%
Total Operating Expenses	21,753.96	20,164.26	1,589.70	7.88%

Net Income (Loss)	($1,503.96)	($214.26)	($1,289.70)	601.93%

Earnings (loss) per common share:
Net income (loss) per share-Note E	($0.00)	($0.00)

Results of Operations for the Year Ended December 31, 2006

For the year ended December 31, 2006 our revenues of $83,190.36 were a decrease of $2,976.22 from 2005.  We attribute this decrease to our President devoting more time to our registration statement and the continued development of our business plan.  Expenses during the year ended December 31, 2006 compared to 2005 reflect an increase of $19758.19.  This change can be directly related to the legal and accounting expenses associated with the filing of our registration statement.  We anticipate that once our registration is complete and Mr. Barber is able to concentrate more on business development, our revenues will increase and, although we will have the SEC reporting requirements, we believe our legal and accounting expenditures will decrease.  Since we have paid the costs of this registration statement as they came due, our expenses should stabilize and we believe they will track closely our expenses from the fiscal year ended December 31, 2005.  Our cash flow showed an increase in cash and cash equivalents of $1,951.97.  This increase relates directly to the private sales of our common stock to friends and family.  The Company believes that our cash and cash equivalents will remain stable and we will increase our cash and cash equivalents as we begin to develop more business.  The

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consistent revenue stream from our ongoing business and the reduction in the amount of salary that Mr. Snell will be drawing will help to increase our cash and equivalents.

Results of Operations for the Year Ended December 31, 2005

During the year ended December 31, 2005, we had revenues of approximately $86,166.58.  While we had a net income of $12,940.24, we had $15,331.89 in distributions.  In 2005 we were an S corporation, and these distributions were from the accumulated adjustments account (“AAA”) and were paid to William E. Snell (the 100% shareholder at that time). We also had $612.00 depreciation expense. When the noncash depreciation expense of $612.00 is added back to the net income of $12,940.24, along with the increase in payables of $67.99, the result is the $1,711.66 total cash used by operating activities.

We did not have any cash flows from investing activities for the year ended December 31, 2005

The result of the above activities was a total decrease in cash and cash equivalents of $1,711.66 for the year ended December 31, 2005. When this decrease was subtracted from the company’s cash and cash equivalents of $3,324.39 at the beginning of the year, the result was a total of $1,612.73 of cash and equivalents as of the company’s December 31, 2005 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to implement the expansion strategy contained in our plan to change our method of operations, which includes expanding the business development/consulting services both statewide and then nationwide.

Liquidity & Capital Resources

Since February of 1999 the company has concentrated its efforts in providing consulting services to a niche market in Latin America and Southeast Asia.  Management believes it can capitalize on the current status of high volume printers in these underserved markets.  Based on the personal contacts and research by Mr. Snell in these markets, the Company believes that high volume printers in these countries are operating with outdated equipment for production and with outdated methods of servicing customers.  By acquiring outdated high-volume printers in Latin America and Southeast Asia and bringing them up to date, we believe that we can have a direct impact on high volume commercial printing in both these geographic areas.

Our internal liquidity is provided by our operations. Our current cash and cash equivalents along with our accounts receivable exceed our current liabilities.  Management believes that in the fiscal year 2007 the Company will be able to show a profit and operations should be sustainable in the long-term of at least twelve months.  This is because Mr. Snell is no longer receiving a salary, thus our current revenue, which has sustained us thus far, should be able to sustain our operations, without expansion, for the next twelve (12) months.  In the event the company needs additional funds prior to our raising capital through private sales of our stock or debt financing, President Sanford H. Barber will provide the needed capital, up to $50,000, from his personal accounts.  We have not executed any agreements in writing with Mr. Barber to supply the company with additional funds when and if they are needed.

While the capital resources of the company are limited from a cash perspective, the credit of the officers and directors for debt financing if necessary is extremely strong. The company has not established any lines of credit with any banks. In the event a supplier or lender requires additional credit to obtain equipment or other business supplies, our officers and directors are willing to extend their credit to accomplish the purchase.

In the event we are unable to raise additional funds, we will analyze all avenues of business opportunities.  Only under this circumstance would we consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the liquidity of the Company.  Management believes its responsibility to increase shareholder value is of utmost importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when needed.

DESCRIPTION OF PROPERTY

Our principal business location is at 4801 96th St. N, St. Petersburg, Florida, which we rent on a month-to-month basis. The monthly rent of $250.00 is considered by management to be at fair market value for the space being provided.  We own our furniture, computers, ancillary equipment and office supplies.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following.

The Company currently derives all of its property management fee revenue from commercial properties owned by William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. The Company leases its principal business location at 4801 96th St. N, St. Petersburg, Florida on a month-to-month basis from the same related entity. The monthly rent of $250.00 is considered by management to be at fair market value for the space being provided.

The company has provided a loan to a shareholder of the corporation.  Shareholder loans total $2,224.34 and are interest-free and due and payable upon demand by the corporation.  The loans are made to William E. Snell.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $100,000 in revenue we rely on our President Sanford H. Barber for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Barber as both our company President and our audit committee financial expert is not detrimental to the Company. Mr. Barber has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Barber has gained this expertise through his formal education and experience as our President for over twenty-five years. He has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and furniture leasing service providers or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for instant messaging business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable

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future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are 324,000 shares of common stock that could be sold by the selling shareholders.  We have forty-four (44) stockholders of record of our common stock as of March 31, 2007.  The CUSIP number for our common stock is 950804 104.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2005 and 2006, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2005 and 2006, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."  Other than the $14,000.00 paid to our Vice President, there has been no compensation paid to any officer, director or other employee from January 1, 2007 through March 31, 2007.

Table 6.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Sanford H. Barber,[1] President and CEO, CFO, Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
William E. Snell, Jr.[2], Vice-President an Director	2005	49,000	-0-	-0-	-0-	-0-	-0-	$15,332[6]	64,332
	2006	66,500	-0-	-0-	-0-	-0-	-0-	-0-	66,500
	2007 YTD	14,000	-0-	-0-	-0-	-0-	-0-	-0-	14,000
Carol B. Barber[3], Secretary and Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Allison B. Snell[4], Treasurer and Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Thomas E. Burress[5], Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1]There is no employment contract with Mr. Barber at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[2]There is no employment contract with Mr. Snell at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[3]There is no employment contract with Ms. Barber at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[4]There is no employment contract with Ms. Snell at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[5]There is no employment contract with Mr. Burress at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[6]The Company was an S corporation in 2005, thus $15,332 was distributed from the Accumulated Adjustment Account (“AAA”) to William E. Snell, Jr. (the 100% shareholder at that time).

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Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Sanford H. Barber, William E. Snell, Jr., Carol B. Barber, Allison B. Snell, and Thomas E. Burress. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our Chairman/President, Sanford H. Barber, has developed disclosure controls and procedures that are in keeping with the intent of the regulations. As our President with over twenty (20) years experience in coordinating financial information for statements with company accountants, Mr. Barber and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive officer and principal financial officer, as appropriate, regarding timely disclosure.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President, Sanford H. Barber, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We have adopted a code of ethics as of September 30, 2006 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

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•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director.  We have conducted regular monthly Board of Director meetings on the last business Friday of each month for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.

EXPERTS

Certain of the financial statements of WES Consulting, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Randall N. Drake, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 19, 2006, we engaged Randall N. Drake, C.P.A., ("Drake ") as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for WES Consulting, Inc. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida 33707

WHERE YOU CAN FIND FURTHER INFORMATION

WES Consulting, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

WES Consulting, Inc. has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information

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with respect to WES Consulting, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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FINANCIAL STATEMENTS

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of WES Consulting, Inc.:

We have reviewed the accompanying balance sheet of WES Consulting, Inc. as of March 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the three months ended March 31, 2007. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

June 5, 2007

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WES CONSULTING, INC.

Balance Sheet (Unaudited)

As of March 31, 2007 and 2006

	2007	2006
ASSETS
Current Assets:
Cash & Cash Equivalents	$5,633.83	$1,013.85
Accounts Receivable	15,000.00	15,000.00
Loans to Shareholder	2,359.63	0.00
Total Current Assets	22,993.46	16,013.85
Fixed Assets:
Computer & Office Equipment	3,798.28	3,060.00
Accumulated Depreciation	(2,031.67)	(1,327.38)
Total Fixed Assets	1,766.61	1,732.62
TOTAL ASSETS	$24,760.07	$17,746.47
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Other Current Liabilities
Stock Redemption Payable		9.50
Loan From Stockholder	5,000.00	0.00
Due To American Express	108.80	0.00
Payroll Taxes Payable	78.40	78.40
Total Current Liabilities	5,187.20	87.90
Total Liabilities	5,187.20	87.90
Stockholders' Equity:
Common Stock, $.01 par value, 175,000,000 shares
authorized, 1,200,000 issued & outstanding - Note F	12,000.00	12,000.00
Paid in Capital	1,487.00	1,487.00
Retained Earnings	$6,085.87	$4,171.57
Total Stockholders' Equity	19,572.87	17,658.57
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$24,760.07	$17,746.47

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.

Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2007 and 2006

	March 31, 2007	March 31, 2006
Revenue:
Consulting Income-NTT Quaris	$15,000.00	$15,000.00
Property Management Fees-From
Related Parties-Notes C & D	5,250.00	4,950.00
Total Revenue	20,250.00	19,950.00
Operating Expenses:
Auto Expense	210.00	482.40
Bank Service Charges	21.00	15.00
Depreciation Expense	189.91	171.45
Dues & Subscriptions		5.95
Internet & Computer	164.85	164.85
Office Expense/Supplies		275.33
Postage	83.80	19.96
Professional Fees	5,075.00	1,018.00
Rent-Notes C & D	750.00	750.00
Salaries	14,000.00	15,500.00
Taxes	1,149.40	1,414.15
Travel Expenses		194.73
Telephone	110.00	152.44
Total Operating Expenses	21,753.96	20,164.26

Net Income (Loss)	($1,503.96)	($214.26)

Earnings (loss) per common share:
Net income (loss) per share-Note E	($0.00)	($0.00)

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.

Statement of Changes in Stockholder’s Equity (Unaudited)

For the Three Months Ended March 31, 2007 and 2006

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2007	1,200,000	$12,000.00	$1,487.00	$7,589.83	21,076.83

Net Income (Loss)				(1,503.96)	($1,503.96)

Balances at March 31, 2007	1,200,000	$12,000.00	$1,487.00	$6,085.87	$19,572.87

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.

Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2007 and 2006

	2007	2006
OPERATING ACTIVITIES:
Net Income(Loss)	($1,503.96)	($214.26)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	189.91	171.45
Increase (Decrease) in:
Accounts Payable	131.20	(54.40)
Net cash provided (used) by Operating Activities	(1,182.85)	(97.21)
FINANCING ACTIVITIES:
Net cash provided (used) by Financing Activities	0.00	0.00

INVESTING ACTIVITIES:
Shareholder Loans	4,864.71	(501.67)
Net cash provided (used) by Investing Activities	4,864.71	(501.67)
Net increase in cash & cash equivalents	3,681.86	(598.88)
Cash & cash equivalents at beginning of period	1,951.97	1,612.73
Cash & cash equivalents at end of period	$5,633.83	$1,013.85

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.

Notes to Financial Statements (Unaudited)

March 31, 2007

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated February 25, 1999 in the State of Florida.  The Company is in the business of consulting and commercial property management.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line    methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services and commercial real estate management services.  The Company provides these services and bills for them on a monthly or quarterly basis.  The Company recognizes its revenue when its monthly or quarterly services are completed.

Income Taxes

The company terminated its S-Corporation election effective January 1, 2006. No Provision for income taxes has been made because the company incurred a loss for 2006.

Fair Values Of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

NOTE C – RELATED PARTY TRANSACTIONS

The Company currently derives all of its property management fee revenue from commercial properties owned by the mother of a key shareholder. The company also leases it’s principal location from this same individual (see also Note D).

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WES CONSULTING, INC.

Notes to Financial Statements (Unaudited)

March 31, 2007

(Continued)

NOTE D – RENT

The Company leases its principal business location at 4801 96th St. N, St. Petersburg, Florida on a month-to-month basis from the mother of a major stockholder. The monthly rent of $250.00 is considered by management to be at fair market value for the space being provided.

NOTE E – EARNINGS(LOSS) PER COMMON SHARE

Earnings(Loss) per common share of ($.00) were calculated based on a net loss numerator of ($1,503.96) divided by a denominator of 1,200,000 weighted-average shares of outstanding common stock outstanding at March 31, 2007. See Note F.

NOTE F – RECAPITALIZATION

On January 4, 2006, the Company’s Board voted to acquire 95 shares of its outstanding common stock, cancel them and return them to authorized but unissued shares and then to issue 45 shares of its common stock. On August 22, 2006 the Company’s Board filed amended and restated articles changing the par value of its stock to $0.01 per share resulting in 10 shares for each share previously owned. On September 28, 2006 the Board issued an additional 46,900 shares of common stock. On November 2, 2006 the Company’s board issued an additional 12,600 shares of its stock at $.01 per share for 42 executed stock subscription agreements it received. After these stock sales there were a total of 60,000 shares issued and outstanding. The company on November 30, 2006 further ratified and authorized a 20:1 forward stock split that resulted in 1,200,000 issued and outstanding shares as of that date. All share amounts in these financial statements and notes reflect the retroactive effects of this 20:1 forward stock split.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of WES Consulting, Inc.

We have audited the accompanying balance sheet of WES Consulting, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WES Consulting, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA

Clearwater, Florida

February 19, 2007

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WES CONSULTING, INC.
Balance Sheet
As of December 31, 2006

ASSETS
Current Assets:
Cash & Cash Equivalents	$1,951.97
Accounts Receivable	15,000.00
Loans to Shareholder	2,224.34
Total Current Assets	19,176.31
Fixed Assets:
Computer & Office Equipment	3,798.28
Accumulated Depreciation	(1,841.76)
Total Fixed Assets	1,956.52
TOTAL ASSETS	$21,132.83
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Other Current Liabilities
Payroll Taxes Payable	56.00
Total Current Liabilities	56.00
Total Liabilities	56.00
Stockholders' Equity:
Common Stock, $.01 par value, 175,000,000 shares
authorized, 1,200,000 issued & outstanding - Note F	12,000.00
Paid in Capital	1,487.00
Retained Earnings	$7,589.83
Total Stockholders' Equity	21,076.83
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$21,132.83

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Statement of Operations
For the Year Ended December 31, 2006

Revenue:
Consulting Income-NTT Quaris	$60,000.00
Consulting Income-Other	2,490.36
Property Management Fees-Related Party Notes C & D	20,700.00
Total Revenue	83,190.36
Operating Expenses:
Auto Expense	1,979.27
Bank Service Charges	141.18
Depreciation Expense	685.83
Dues, Journals & Publications	234.95
Interest Expense	9.64
Internet & Computer	779.67
Legal Fees-Note	10,000.00
Office Expense	825.27
Postage	85.43
Professional Fees	1,268.00
Rent-Notes C & D	3,000.00
Salaries	66,500.00
Taxes	5,442.65
Telephone	638.36
Travel	1,394.28
Total Operating Expenses	92,984.53

Net Income (Loss)	($9,794.17)

Earnings (loss) per common share:
Net income (loss) per share-Note E	($0.07)

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Statement of Changes in Stockholder’s Equity
For the Year Ended December 31, 2006

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2006	20,000	$10.00	$990.00	$17,384.00	18,384.00
Reacquisition & return of shares to authorized but
unissued status	(19,000)	(9.50)			(9.50)

Issuance of New Shares	1,199,000	11,999.50	(11,400.00)		$599.50

Net Income (Loss)				(9,794.17)	($9,794.17)

Contributed Capital – Note G			11,897.00		$11,897.00

Balances at December 31, 2006	1,200,000	$12,000.00	$1,487.00	$7,589.83	$21,076.83

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Statement of Cash Flows
For the Year Ended December 31, 2006

OPERATING ACTIVITIES:
Net Income(Loss)	($9,794.17)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	685.83
Increase (Decrease) in:
Accounts Payable	(76.80)
Net cash provided (used) by Operating Activities	(9,185.14)
FINANCING ACTIVITIES:
Reacquisition of Common Stock	(9.50)
Issuance of Common Stock-Sanford H. Barber	11,724.00
Issuance of Common Stock-William E. Snell	149.50
Issuance of Common Stock-Others	126.00
Paid in Capital	497.00
Net cash provided (used) by Financing Activities	12,487.00
INVESTING ACTIVITIES:
Equipment Acquisition	(738.28)
Shareholder Loans	(2,224.34)
Net cash provided (used) by Investing Activities	(2,962.62)
Net increase in cash & cash equivalents	339.24
Cash & cash equivalents at beginning of period	1,612.73
Cash & cash equivalents at end of period	$1,951.97

NONCASH INVESTING & FINANCING ACTIVITIES:
Effect of 20:1 Forward Stock
Split on Common Stock	$11,400.00
Effect of 20:1 Forward Stock
Split on Paid in Capital	($11,400.00)

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Notes to Financial Statements
December 31, 2006

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated February 25, 1999 in the State of Florida.  The Company is in the business of consulting and commercial property management.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services and commercial real estate management services.  The Company provides these services and bills for them on a monthly or quarterly basis.  The Company recognizes its revenue when its monthly or quarterly services are completed.

Income Taxes

The company terminated its S-Corporation election effective January 1, 2006. No Provision for income taxes has been made because the company incurred a loss for 2006.

Fair Values of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

NOTE C – RELATED PARTY TRANSACTIONS

The Company currently derives all of its property management fee revenue from commercial properties owned by the William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. The company also leases its principal location from this same individual (see also Note D).

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WES CONSULTING, INC.
Notes to Financial Statements
December 31, 2006 (continued)

NOTE D – RENT

The Company leases its principal business location at 4801 96th St. N, St. Petersburg, Florida on a month-to-month basis from the William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. The monthly rent of $250.00 is considered by management to be at fair market value for the space being provided.

NOTE E – EARNINGS (LOSS) PER COMMON SHARE

Earnings(Loss) per common share of ($.07) were calculated based on a net loss numerator of ($9,794.17) divided by a denominator of 130,981 weighted-average shares of outstanding common stock outstanding at December 31, 2006. See Note F.

NOTE F – RECAPITALIZATION

On January 4, 2006, the Company’s Board voted to acquire 95 shares of its outstanding common stock, cancel them and return them to authorized but unissued shares and then to issue 45 shares of its common stock. On August 22, 2006 the Company’s Board filed amended and restated articles changing the par value of its stock to $0.01 per share resulting in 10 shares for each share previously owned. On September 28, 2006 the Board issued an additional 46,900 shares of common stock. On November 2, 2006 the Company’s board issued an additional 12,600 shares of its stock at $.01 per share for 42 executed stock subscription agreements it received. After these stock sales there were a total of 60,000 shares issued and outstanding. The company on November 30, 2006 further ratified and authorized a 20:1 forward stock split that resulted in 1,200,000 issued and outstanding shares as of that date. All share amounts in these financial statements and notes reflect the retroactive effects of this 20:1 forward stock split.

NOTE G – CONTRIBUTED CAPITAL

During 2006, cash contributions to capital in the amount of $11,897 were made to the company by Sanford H. Barber, our President. During recapitalization $11,400 of the capital contribution was credited to Common Stock.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of WES Consulting, Inc.

We have audited the accompanying balance sheet of WES Consulting, Inc. as of December 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WES Consulting, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA

Clearwater, Florida

February 19, 2007

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WES CONSULTING, INC.
Balance Sheet
As of December 31, 2005

ASSETS
Current Assets:
Cash & Cash Equivalents	$1,612.73
Accounts Receivable	15,000.00
Total Current Assets	16,612.73
Fixed Assets:
Computer & Office Equipment	3,060.00
Accumulated Depreciation	(1,155.93)
Total Fixed Assets	1,904.07
TOTAL ASSETS	$18,516.80
LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities:
Other Current Liabilities
Accounts Payable	$76.80
Payroll Taxes Payable	56.00
Total Current Liabilities	132.80
Total Liabilities	132.80
Stockholders' Equity:
Common Stock, $.01 par value, 175,000,000 shares
authorized, 10000 shares issued & outstanding -
NOTE F	10.00
Paid in Capital-Note F	990.00
Retained Earnings	17,384.00
Total Stockholders' Equity	18,384.00
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$18,516.80

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Statement of Operations
For the Year Ended December 31, 2005

Revenue:
Consulting Income-NTT Quaris	$60,000.00
Consulting Income-Other	7,966.58
Property Management Fees-From Related Parties-Notes C & D	18,200.00
Total Revenue	86,166.58
Operating Expenses:
Auto Expense	1,515.81
Bank Service Charges	131.40
Computer Expenses	114.94
Depreciation Expense	612.00
Dues, Journals & Publications	2,209.90
Insurance	3,536.00
Interest Expense	394.66
Internet	656.43
Office Expense	552.35
Penalties	50.00
Postage	102.98
Professional Fees	1,182.37
Rent-Notes C & D	3,000.00
Salaries	49,000.00
Seminars	1,295.00
Taxes	3,829.70
Telephone	930.73
Travel	4,112.07
Total Operating Expenses	73,226.34

Net Income (Loss)	$12,940.24

Earnings (loss) per common share:
Net income (loss) per share	$.65

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Statement of Changes in Stockholder’s Equity
For the Year Ended December 31, 2005

	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2005	20,000	$10.00	$990.00	$19,775.65	$20,775.65

Net Income (Loss)				12,940.24	$12,940.24

AAA Distributions-Note G				(15,331.89)	($15,331.89)

Balances at December 31, 2005	20,000	$10.00	$990.00	$17,384.00	$18,384.00

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Statement of Cash Flows
For the Year Ended December 31, 2005

OPERATING ACTIVITIES:
Net Income(Loss)	$12,940.24
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation Expense	612.00

Increase (Decrease) in:
Payroll Taxes Payable	56.00
Accounts Payable	11.99
Net cash provided (used) by Operating Activities	13,620.23
FINANCING ACTIVITIES:
Shareholder Loans	0.00
AAA Distributions –Note G	($15,331.89)
Common Stock Issued	0.00
Paid in Capital	0.00
Net cash provided (used) by Financing Activities	(15,331.89)
Net increase in cash & cash equivalents	(1,711.66)
Cash & cash equivalents at beginning of period	3,324.39
Cash & cash equivalents at end of period	$1,612.73

See accompanying notes and accountant’s report.

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WES CONSULTING, INC.
Notes to Financial Statements
December 31, 2005

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated February 25, 1999 in the State of Florida.  The Company is in the business of consulting and commercial property management.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost.  Depreciation is computed using straight-line    methods over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue through consulting services and commercial real estate management services.  The Company provides these services and bills for them on a monthly or quarterly basis.  The Company recognizes its revenue when its monthly or quarterly services are completed.

Income Taxes

The company is an S-Corporation as of December 31, 2005, therefore no provision for income taxes has been made.

Fair Values of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Corporation to disclose estimated fair value for its financial instruments. Fair Value estimates, methods, and assumptions are set forth as follows for the Corporation’s financial instruments. The carrying amounts of cash, receivables, other current assets, payables, accrued expenses and notes payable approximate fair value because of the short maturity of those instruments.

Recently Adopted or Issued Accounting Pronouncements

There are no recently issued accounting standards that will have an impact on the financial statements that have not been adopted.

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WES CONSULTING, INC.
Notes to Financial Statements
December 31, 2005
(continued)

NOTE C – RELATED PARTY TRANSACTIONS

The Company currently derives all of its property management fee revenue from commercial properties owned by the William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. The company also leases its principal location from this same individual (see also Note D).

NOTE D – RENT

The Company leases its principal business location at 4801 96th St. N, St. Petersburg, Florida on a month-to-month basis from the William E. Snell Trust, Bette Snell Trustee.  Bette Snell is the mother of key shareholder, William E. Snell, Vice President and Director. The monthly rent of $250.00 is considered by management to be at fair market value for the space being provided.

NOTE E – EARNINGS (LOSS) PER COMMON SHARE

Earnings (Loss) per common share of $.65 were calculated based on a net income numerator of $12,940.24 divided by a denominator of 20,000 weighted-average shares of common stock outstanding at December 31, 2005. See also Note F.

NOTE F – SUBSEQUENT EVENTS

On January 4, 2006 the Company’s Board voted to acquire 95 shares of its outstanding common stock, cancel them and return them to authorized but unissued shares and then to issue 45 shares of its common stock. On August 22, 2006 the Company’s Board filed amended and restated articles changing the par value of its stock to $0.01 per share resulting in 10 shares for each share previously owned. On September 28, 2006 the Board issued an additional 46,900 shares of common stock. On November 2, 2006 the Company’s board issued an additional 12,600 shares of its stock at $.01 per share for 42 executed stock subscription agreements it received. After these stock sales there were a total of 60,000 shares issued and outstanding. The company on November 30, 2006 further ratified and authorized a 20:1 forward stock split that will result in result in 1,200,000 issued and outstanding shares as of that date. All share amounts in these financial statements and notes reflect the Using the retroactive effects of this 20:1 forward stock split results in earnings per share of $.01 ($12,940.24/1,200,000 shares).

NOTE G – AAA DISTRIBUTIONS

Because the Company was an S-Corporation during 2005, certain disbursements made to or for the benefit of the Company’s 100% shareholder are classified as AAA distributions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by WES Consulting, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100.00
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$30,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$2,000.00
Total	$46,100

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of WES Consulting, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of WES Consulting, Inc. were issued by WCI within the past three (3) years and were not registered under the Securities Act of 1933:

(a) On July 28, 2006 the Board of Directors authorized the sale of up to 30,000 additional shares of stock. The company sold 12,600 of the authorized 30,000 shares and then closed the sale of additional shares. The sales to the individuals listed below were for shares issued from the authorized capital stock for additional paid-in-capital. These shares were exempt from registration pursuant to Rule 504 of the Rules and Regulations of the Securities Act of 1933, as amended. The offer for the sale of the shares occurred between August 1, 2006 and November 30, 2006 to the individuals below. Upon receipt of the executed and accepted subscription agreements

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and the shares being issued on November 2, 2006, the sale of any additional shares was closed by the Board of Directors.  The following table gives effect to the forward stock split of 20:1 that occurred on November 30, 2006.

Name of Stockholder	Shares Received	Consideration	Date Shares Were Acquired
Carol B. Barber	6,000	$3.00 Check	November 2, 2007
Darcy Fox	6,000	$3.00 Check	November 2, 2007
Andrea Johnson	6,000	$3.00 Check	November 2, 2007
Leah Barber-Heinz	6,000	$3.00 Check	November 2, 2007
Eric Heinz	6,000	$3.00 Check	November 2, 2007
Amy Person	6,000	$3.00 Check	November 2, 2007
Thomas Burress	6,000	$3.00 Check	November 2, 2007
Kathryn Burress	6,000	$3.00 Check	November 2, 2007
Phil Tirado	6,000	$3.00 Check	November 2, 2007
Tabitha Tirado	6,000	$3.00 Check	November 2, 2007
Robert Heinz	6,000	$3.00 Check	November 2, 2007
Sandy Reigel	6,000	$3.00 Check	November 2, 2007
Adriano Alcoz	6,000	$3.00 Check	November 2, 2007
Kim Turner	6,000	$3.00 Check	November 2, 2007
Audra Latham	6,000	$3.00 Check	November 2, 2007
Max Wilson	6,000	$3.00 Check	November 2, 2007
John J. Piazza	6,000	$3.00 Check	November 2, 2007
Scott R. Bills	6,000	$3.00 Check	November 2, 2007
Ted Thompson	6,000	$3.00 Check	November 2, 2007
Sherrie J. Long	6,000	$3.00 Check	November 2, 2007
Allison Snell	6,000	$3.00 Check	November 2, 2007
Mildred E. Snell	6,000	$3.00 Check	November 2, 2007
Susan Mauro	6,000	$3.00 Check	November 2, 2007
John Mauro	6,000	$3.00 Check	November 2, 2007
Julie O’Loughlin	6,000	$3.00 Check	November 2, 2007
John O’Loughlin	6,000	$3.00 Check	November 2, 2007
William Snell, III	6,000	$3.00 Check	November 2, 2007
Paula Snell	6,000	$3.00 Check	November 2, 2007
Brenda Nelson Horn	6,000	$3.00 Check	November 2, 2007
Keith Brown	6,000	$3.00 Check	November 2, 2007
Barbara Brown	6,000	$3.00 Check	November 2, 2007
David Lee Wilkerson	6,000	$3.00 Check	November 2, 2007
Mary B. Wilkerson	6,000	$3.00 Check	November 2, 2007
Terry Burns	6,000	$3.00 Check	November 2, 2007
Jack Cash	6,000	$3.00 Check	November 2, 2007
Robert D. Brinley	6,000	$3.00 Check	November 2, 2007
Richard Leach	6,000	$3.00 Check	November 2, 2007
Rebecca Lazo	6,000	$3.00 Check	November 2, 2007
Anthony J. Morrison	6,000	$3.00 Check	November 2, 2007
Tina M. Morrison	6,000	$3.00 Check	November 2, 2007
Theresa Mary Gaud.	6,000	$3.00 Check	November 2, 2007
Vincent LaFrazia	6,000	$3.00 Check	November 2, 2007

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Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Amended and Restated Articles of Incorporation
3.2*	By-Laws
5.4	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
14*	Code of Ethics
15*	Acknowledgement of the use of a report on unaudited interim financial information by Randall N. Drake, C.P.A.
23.1*	Consent of Experts and Counsel: Independent Auditor's Consent by Randall N. Drake, C.P.A.
*Exhibit previously filed.

Undertakings

(1)

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)( § 230.424(b ) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than

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registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use , supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use ..

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida, on July 3 , 2007.

(Registrant) WES CONSULTING, INC.
By: /s/ Sanford H. Barber
Sanford H. Barber
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/Sanford H. Barber Sanford H. Barber	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	July 3 , 2007
/s/ William E. Snell, Jr. William E. Snell, Jr.	Vice-President, Director	July 3 , 2007
/s/ Carol B. Barber Carol B. Barber	Secretary, Director	July 3 , 2007
/s/ Allison B. Snell Allison B. Snell	Treasurer, Director	July 3 , 2007

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